UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [   ]

Check appropriate box:

[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[X]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant §240.14a-12

OCULUS INNOVATIVE SCIENCES, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.

[ ]	Fee computed based on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	1)	Title of each class of securities to which transaction applies:

	2)	Aggregate number of securities to which transaction applies:

	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	4)	Proposed maximum aggregate value of transaction:

	5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1)	Amount Previously Paid:

	2)	Form, Schedule or Registration Statement No.:

	3)	Filing Party:

	4)	Date Filed:

1129 N. McDowell Blvd. Petaluma, California 94954 (707) 283-0550

PLEASE VOTE YOUR PROXY TODAY

September 22, 2015

Dear Fellow Stockholder:

According to our latest records, we have not received your voting instructions for the Annual Meeting of Stockholders of Oculus Innovative Sciences, Inc. which has been adjourned to October 1, 2015. Your vote is extremely important, no matter how many shares you hold.

If you have not yet voted your shares please take this opportunity to have your vote count. Specifically, for those shareholders who hold their shares in a stock brokerage account or a bank, please contact your broker and direct them on how to vote your shares. If your shares are registered directly with our transfer agent, please contact our proxy solicitor, D.F. King & Co., Inc., toll-free at 866-822-1236.

Sincerely Jim Schutz Chief Executive Officer